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                                                                       Exhibit 5

                                    AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Amendment to the Schedule 13D filed on or about this date with respect to the undersigneds' beneficial ownership of shares of common stock of RCM Technologies, Inc. is being filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   June 23, 1997

         s/Peter Munk                               s/Peter Kuhlmann
         -----------------------                    ------------------------
         Peter Munk                                 Peter M. Kuhlmann

P.M. CAPITAL, INC.                              LIMEPORT INVESTMENTS, L.L.C.

By: s/Peter Munk                                    By: s/Peter Kuhlmann
    -----------------------                            ----------------------
    Peter Munk, President                           Peter M. Kuhlmann, Member

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